SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported), October 18, 2004

MANUGISTICS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22154	52-1469385
(Commission File Number No.)	(IRS Employer Identification No.)

9715 Key West Avenue
Rockville, Maryland 20850

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(301) 255-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 18,  2004, Manugistics Group, Inc. (the “Company”) entered into an agreement with Jeremy P. Coote (the “Separation Agreement”) relating to his resignation as President of the Company effective August 31, 2004 as previously reported.  A copy of the Separation Agreement is attached hereto as Exhibit 10.1.

Under the terms of the Separation Agreement and in accordance with the terms of Mr. Coote’s Offer Letter from the Company dated June 19, 2003 (the “Offer Letter”), the Company will pay Mr. Coote, over a fifty-two week period, severance payments equal to fifty-two weeks base salary (unless such payments are earlier terminated as described below) (the “Severance Period”).  In addition, during the Severance Period, the Company has agreed to continue the employee benefits described in the Offer Letter (to the extent permissible under the terms of the plan governing the benefit), including Life/Accidental death and Dismemberment Insurance, Long-Term Disability Insurance and $1.7 million in life insurance coverage, and to pay for the continuation of Mr. Coote’s comprehensive health insurance coverage under COBRA as well as certain additional health care coverage provided generally to company executive employees.  All such payments and benefits shall cease immediately if Mr. Coote takes full-time employment.  The Offer Letter was filed with the SEC as Exhibit 10.1 to Quarterly Report on Form 10-Q for the period ended May 31, 2003.

In addition, under the terms of the Agreement and in accordance with the terms of the Offer Letter, Mr. Coote’s stock options will continue to vest during the Severance Period.  At the end of the Severance Period, any stock options which are not vested on the last day of the Severance Period shall terminate.  Stock options which are vested on the last day of the Severance Period shall continue to be exercisable for a period of thirty days following the end of the Severance Period, unless exercisability is extended as a result of a Company blackout as described in the Agreement.

The Agreement also provides for: a mutual prohibition on disparaging comments; a continuation of Mr. Coote’s rights of indemnification under state or other law, the charter, articles or bylaws of the Company, or any insurance policy providing director and officer coverage, as in effect from time to time; except for the foregoing indemnification rights, a full release of claims by Mr. Coote; protection of confidential information of the Company and certain restrictions on the solicitation of Company employees, business or customers or the taking of employment with or providing services to competitors of the Company.

Item 9.01(c) Exhibits

(c)	Exhibit 10.1	Agreement dated October 18, 2004 between Manugistics Group, Inc. and Jeremy P. Coote

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANUGISTICS GROUP, INC.
(Registrant)

Dated: October 20, 2004	By	/s/ Raghavan Rajaji
Raghavan Rajaji
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement dated October 18, 2004 between Manugistics Group, Inc. and Jeremy P. Coote